Exhibit 99.1

Harbor Custom Development, Inc. Closes Olympic Views Acquisition of Ninety-Eight Residential Lots

Gig Harbor, Washington – (GLOBENEWSWIRE) – September 3, 2020 – Harbor Custom Development, Inc. (Harbor or the “Company”), (NASDAQ:HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced it has closed on the Olympic Views Acquisition, consisting of 98 residential lots in Bremerton, Washington, at a purchase price of $3,430,000.

The 98 lots will combine with Harbor’s Soundview Estates, a 240 lot subdivision, together representing the largest single family project currently under construction within the city of Bremerton, Washington: https://harborcustomhomes.com/communities/bremerton/soundview-estates. Bremerton, located in Kitsap County, a 30-minute ferry ride to downtown Seattle, is also the site of Harbor’s Port Washington Park, Settler’s Field, and Valley View Estates residential communities.

Sterling Griffin, CEO and President of Harbor Custom Development stated, “We are very excited at the opportunity to close on this magnificent view property to continue our planned development of our largest residential community to date, Soundview Estates.”

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. The Company has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. The Company focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com
866-744-0974